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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): November 1, 1999



                        CITIZENS COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)
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              Florida                   33-98090              65-0614044
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 (State or other jurisdiction    Commission File Number     (I.R.S. Employer
       Of incorporation)                                    Identification No.)




                             650 East Elkcam Circle
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                           Marco Island, Florida 34145
                    (address of principal executive offices)
                  Registrant's telephone number: (904) 389-1800











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ITEM 2.           Acquisition or Disposition of Assets

         On November 1, 1999, CCB Mortgage Corporation ("CCBM"), a wholly owned subsidiary of Citizens Community Bancorp, Inc. ("CCBI"), acquired certain assets of Marco Island Mortgage Services, Inc. ("MIMS") in exchange for $70,000.

         CCBM has entered into a one-year employment contract with MIMS' owner and former President and Chief Executive Officer, Anthony J. Iannotta. Mr. Iannotta will serve as CCBM's President and Chief Executive Officer and be primarily responsible for its day-to-day operations.

         As part of the employment agreement, CCBI has granted Mr. Iannotta 15,000 shares of CCBI common stock, at no cost, and options to purchase 15,000 shares of its common stock. The options have a strike price of $9.00, will vest in equal installments over five years, and will be exercisable for 10 years from the date of issuance.

         Additionally, CCBM has also employed six mortgage originators and processors formerly employed by MIMS. CCBM and CCBI have entered into agreements with the employees that provide for severance payments in the event CCBM or CCBI undergoes a change in control, as well as certain stock incentives.

         An aggregate of 1,800 shares of CCBI common stock has been awarded to certain of these employees at no cost to them. Consistent with CCBI's policy for new employees of its subsidiaries, these employees have also been granted options to purchase a total of 16,000 shares of CCBI common stock. The employees' options have been granted on terms identical to Mr. Iannotta's.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 1, 1999

                                               Citizens Community Bancorp, Inc.
                                               (Registrant)


                            By: /s/ Gregory E. Smith
                                    Gregory E. Smith
                                    Principal Financial Officer and
                                    duly authorized Officer of the Registrant